 Exhibit 10.2

QUALITY SYSTEMS, INC.

OUTSIDE DIRECTOR’S

RESTRICTED STOCK AGREEMENT

GRANTED UNDER THE QUALITY SYSTEMS, INC.

AMENDED AND RESTATED 2005 STOCK OPTION AND INCENTIVE PLAN

THIS OUTSIDE DIRECTOR’S RESTRICTED STOCK AGREEMENT (this “Agreement”), dated and effective as of ___________, 20__ (the “Grant Date”), by and between Quality Systems, Inc., a California corporation (the “Company”), and _________________ (“Grantee”), is entered into as follows:

WHEREAS, Grantee is an outside director of the Company; and

WHEREAS, the Company has established the Quality Systems, Inc. Amended and Restated 2005 Stock Option and Incentive Plan (the “Plan”), a copy of which has previously been provided to Grantee; and

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company has established a compensation program (the “Program”) for the outside directors of the Company that includes the grant of restricted shares in the Company’s common stock (“Common Stock”); and

WHEREAS, under the terms of the Program, Grantee shall be granted shares of the Common Stock, subject to the restrictions stated below.

NOW, THEREFORE, the parties hereby agree as follows:

1.

Grant of Restricted Stock. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to Grantee ________ shares of Common Stock (the “Restricted Stock”). As soon as practicable, the Company shall cause a certificate representing the Restricted Stock to be issued in Grantee’s name (the “Certificate”). The Restricted Stock shall be subject to, and the Certificate shall bear appropriate legends with respect to, the restrictions described herein.

2.	Vesting Schedule. The Restricted Stock shall vest in two equal annual installments, each on the anniversary of the Grant Date (and each referred to herein as a “Vesting Date”).

3.

Restrictions. No portion of the Restricted Stock or rights granted hereunder may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Grantee during the period beginning on the Vesting Date of that portion of Restricted Stock, and ending the day prior to the one year anniversary of the Vesting Date of that portion of Restricted Stock (the “Restriction Period”).

4.

Shareholder Rights. During the Restriction Period, Grantee shall have all the rights of a shareholder with respect to the Restricted Stock, except for the restrictions set forth in Section 3 of this Agreement. Accordingly, Grantee shall have the right to vote the Restricted Stock and to receive any dividends or distributions paid to or made with respect to the Restricted Stock; provided, however, that additional shares of Common Stock or other equity securities of the Company, if any, distributed to the Grantee during the Restriction Period in respect of the Restricted Stock, as dividends or otherwise, shall be subject to the restrictions set forth in Section 3 of this Agreement until the end of the Restriction Period.

5.	Taxes.

(a) Grantee hereby acknowledges that he or she has reviewed with his or her own tax advisors the tax consequences of receiving the Restricted Stock. Grantee represents to the Company that he or she is relying solely on such advisors and not on any statements or representations of (i) the Company, (ii) its officers, directors or employees, or (iii) its or their respective agents or representatives.

(b) Grantee shall be liable for any and all taxes, including withholding taxes, arising out of this grant of Restricted Stock. The Company shall not be required to deliver any Restricted Stock or to recognize any purported transfer of shares of the Restricted Stock until all applicable withholding obligations are satisfied. Grantee is ultimately liable and responsible for all taxes owed by Grantee in connection with the Restricted Stock, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Restricted Stock. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance or settlement of the Restricted Stock or the subsequent sale or transfer of any of the shares of Restricted Stock. The Company does not commit and is under no obligation to structure the Restricted Stock award or program to reduce or eliminate Grantee’s tax liability.

        6.    Securities Law Compliance. The Company will use its reasonable commercial efforts to assure that the Restricted Stock is registered under federal securities laws. However, no Restricted Stock will be issued pursuant to Grantee’s award if such issuance would otherwise constitute a violation of any applicable federal or state securities laws or regulations or the requirements of The NASDAQ Global Select Market or any stock exchange or other market on which the Common Stock is then quoted or listed for trading. The inability of the Company to obtain approval from any regulatory body deemed necessary by the Company for the lawful issuance of any Restricted Stock hereunder shall defer the Company’s obligation with respect to the issuance of such Restricted Stock until such approval has been obtained. Grantee understands Grantee’s responsibilities to report the grant and future disposition of the Restricted Stock under the applicable provisions of the Securities Exchange Act of 1934, as amended.

7.	Miscellaneous.

(a) The grant of Restricted Stock or another award to Grantee under the Plan in any one year, or at any time, does not obligate the Company to make a grant in any future year or in any given amount and should not create an expectation that the Company might make a grant in any future year or in any given amount.

(b) The Company shall not be required (i) to transfer on its books any shares of Restricted Stock that have been sold or transferred in violation of any of the provisions set forth in this Agreement or in the Plan, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

(c) The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

(d) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to Grantee at Grantee’s address then on file with the Company.

(e) This Agreement shall not be construed so as to grant Grantee any right to remain as a director of or consultant to the Company.

(f) The parties agree that neither the Company nor any of its affiliates shall have any further obligation to Grantee relating to the grant of stock or other equity-based incentive compensation except as stated herein and under the terms of the Program.

(g) This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended except (i) with the consent of the Committee and the Board; and (ii) by a written instrument duly executed by the Company and Grantee.

(h) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted heirs, personal representatives, successors and assigns. The terms of this Agreement shall in all respects be subject to the terms of the Plan and the Program. In the event of a conflict between the terms of this Agreement and the Plan and/or Program, the terms of the Plan and/or Program (as the case may be) shall control. In the event of a conflict between the terms of the Plan and the Program, the terms of the Plan shall control. In accordance with the Plan, Grantee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee or the Board of Directors upon any questions arising under the Plan or this Agreement.

(i) The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort or reference to the conflicts-of-laws rules of that or any other state.

(j) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

8.  Remaining Terms. The remaining terms and conditions of Grantee’s award are governed by the Plan, and Grantee’s award is also subject to all interpretations, amendments, rules, regulations and decisions that may from time to time be adopted under the Plan.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Outside Director’s Restricted Stock Agreement effective as of the date first set above.

COMPANY:	QUALITY SYSTEMS, INC., a California corporation By:_____________________________________ Its:_____________________________________

I, the undersigned Grantee, hereby acknowledge and accept the foregoing terms and conditions of the Restricted Stock award evidenced hereby. I also acknowledge and agree that the foregoing sets forth the entire understanding between the Company and me regarding my entitlement to receive the shares of Restricted Stock subject to such award and supersedes all prior oral and written agreements on that subject.

GRANTEE:	_____________________________________ (signature of Grantee) _____________________________________ [printed name of Grantee]

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